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                                                                    EXHIBIT 99.1

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NEWS RELEASE
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                         FOR INFORMATION CONTACT:

                         BILLING CONCEPTS CORP.
                         Michael T. Hynes, Vice President, Investor Relations and Treasury
                         210.949.7030
                         michael.hynes@billingconcepts.com

                         David P. Tusa, Senior Vice President and Chief Financial Officer
                         210.949.4010
                         david.tusa@billingconcepts.com
                         www.billingconcepts.com

                         PRINCETON ECOM CORPORATION
                         Marcie Berg-Katcher, Director of Corporate Communications 609.606.3104
                         mkatcher@princetonecom.com

                         Chris Sugden, Senior Vice President and Chief Financial Officer
                         609.606.3550
                         csugden@princetonecom.com
                         www.princetonecom.com
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FEBRUARY 22, 2000


                      BILLING CONCEPTS ANNOUNCES ADDITIONAL
                $33.5 MILLION EQUITY INVESTMENT IN PRINCETON ECOM

SAN ANTONIO, TX...Billing Concepts Corp. (NASDAQ: BILL) announced today the execution of a definitive Stock Purchase Agreement to purchase an additional equity investment of $33.5 million in privately-held Princeton eCom Corporation, increasing its ownership stake to approximately 51% from 24%. The investment is comprised of $27 million of Princeton eCom's Convertible Preferred Stock and $6.5 million of Princeton eCom's Common Stock purchased from a certain individual. Under the Agreement, Billing Concepts Corp. has the right to sell a portion of its holdings to several strategic investors, which potentially could enhance Princeton eCom's billing business. Billing Concepts Corp. provided Princeton eCom with its initial $10 million equity financing in September 1998. The Agreement is subject to certain contingencies, including completion of due diligence of regulatory matters and such regulatory approvals as may be necessary.

Princeton eCom is a Princeton, N.J.-based, leading application service provider of electronic bill presentment and payment services (EBPP) via the Internet and telephone. The new funding will enable Princeton eCom to accelerate its existing business-to-business initiatives, expand its infrastructure and increase its staffing levels to meet the increasing sales demand for its


       7411 John Smith Drive, Suite 200 - San Antonio, Texas 78229
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integrated online billing and payment solutions. Princeton eCom currently provides EBPP services to over 30 major online billers, including Bell Atlantic Mobile, Cellular One, Adelphia Cable and Cinergy Corp. Princeton eCom's electronic billing and payment solutions are used by more than 600 of the largest companies in the United States.

Regarding the announcement, Parris H. Holmes, Jr., Chairman and Chief Executive Officer of Billing Concepts, stated, "We began our relationship with Princeton eCom in September of 1998 through our initial $10 million equity investment. We are very impressed with the ability that the Princeton eCom management has shown to successfully execute its business plan. In a relatively short period of time, Princeton eCom has become a leader in the electronic bill presentment and payment industry, including being the first company to present bills on-line. This funding will allow Princeton eCom to expand its infrastructure and increase staffing levels to meet the increasing sales levels."

Donald C. Licciardello, Chairman and Chief Executive Officer of Princeton eCom, commented, "Electronic bill presentment and payment is the next big killer application on the Internet. As one of the few organizations in the industry with an integrated bill presentment and payment solution, we are well positioned to take advantage of the anticipated growth. Our revenues grew more than 45% in the most recent quarter ended December 31, 1999, compared to the third quarter of 1999. Additionally, Princeton eCom presented bills were viewed by 50,000 customers in January 2000, which reflects our aggressive rollout and widespread success of our bill presentment and payment solutions. We have doubled the number of personnel, aggressively entered the business-to-business market, successfully completed a $4 million internal systems upgrade, and moved to a new state-of-the-art headquarters with triple the square footage of the former facility. This latest round of financing gives us the capital necessary to continue our rapid growth and solidify our leadership position in the fast-growing market for online bill presentment and payment."

ABOUT BILLING CONCEPTS
Billing Concepts Corp. provides Revenue Support Systems (RSS) to communications based businesses through a variety of delivery systems, including hosted transaction processing, supported software, Internet and e-commerce based solutions. The Transaction Processing Services segment provides third-party billing clearinghouse and information management services to the communications industry. With approximately 300 customers throughout North America, TPS, along with the LEC Billing division, offers outsourced billing solutions for communication service providers. Through its Aptis Software division, the Company develops, licenses and supports billing and customer care systems for Internet, data and network service providers, as well as integrated communications providers (ICPs) of virtually any size. Aptis has over 125 completed U.S. installations and enterprise-wide agreements with progressive, next generation network services providers such as WinStar Communications, Inc., CTC Communications and IBM Global Services. The Company's Internet division provides Internet-based instant loan approval products to the financial services industry. The Company is also developing a metamediary Website focused on the credit union industry and has an equity interest in Princeton eCom Corporation. Princeton eCom is a leading application service provider for electronic bill presentment and payment solutions. Billing Concepts Corp., headquartered in San Antonio, TX, maintains offices in Austin, TX, Albany, NY, Glendale, CA, and Corpus Christi, TX. For more information, visit www.billingconcepts.com.


       7411 John Smith Drive, Suite 200 - San Antonio, Texas 78229
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ABOUT PRINCETON ECOM
Princeton eCom, a privately-held, Princeton, N.J.-based company is a leading outsourced provider in the fast-growing electronic bill presentment and payment
(EBPP) industry, which includes CheckFree and TransPoint, among others. It was the first company to present an e-bill on the Internet and currently provides EBPP services to over 30 major online billers including Bell Atlantic Mobile, Cellular One, Adelphia Cable and Cinergy Corp. Its integrated electronic billing and payment solutions are used by more than 600 of the largest companies in the United States. The Company provides a single point of contact for the entire EBPP solution-from integrated payment and presentment solutions to electronic collection services. Princeton eCom offers e-bill distribution over the Internet to biller websites, portals, interactive content sites, financial institutions, personal financial management (PFM) software, and is the only provider to offer a billers' consumers an integrated epayments solution via the Internet and telephone. For more information visit www.princetonecom.com or call 800-PAYBILL.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION.

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       7411 John Smith Drive, Suite 200 - San Antonio, Texas 78229